                                                                    Exhibit 4.12

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER OR (C) SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

================================================================================

Warrant No. W-B __________                                         XXXXXX Shares

                                     Form of
                                     WARRANT
           To Purchase Shares of Series B Convertible Preferred Stock
                                       of
                              ALTUS BIOLOGICS INC.
                            Dated September __, 2001

================================================================================

     WHEREAS, Altus Biologics Inc., a Delaware corporation (the "Company"), intends to provide the Holder an opportunity to increase its equity interest in the Company through the acquisition of shares of its Series B Convertible Preferred Stock, $.0l par value per share ("Series B Stock"), upon the exercise of a warrant with respect thereto;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company certifies and agrees as follows:

     This Warrant certifies that, for value received, ______________ (the "Holder"), or registered assigns, is entitled to purchase from the Company XXXXX (as adjusted from time to time pursuant to Section 6 hereof, the "Original Number") shares of the fully paid and non-assessable Series B Stock of the Company, at a price of $4.3147358 per share (the "Exercise Price"). Notwithstanding the foregoing, if the Series B Stock shall prior to exercise or exchange of this Warrant have been converted into Common Stock, $.01 par value (the "Common Stock") of the Company as a result of mandatory conversion ("Mandatory Conversion Event") of the Series B Stock as set forth in Article IV, Section E5 of the Amended and Restated Certificate of Incorporation of the Company (as the same may be further amended, restated or in effect from time to time, the "Charter"), then from and after the date of the Mandatory Conversion Event, this Warrant shall be exercisable for that number of shares of Common Stock that is equal to the Original Number multiplied by the Conversion Factor (as defined below). The Conversion Factor shall equal the number of shares of Common Stock that each share of outstanding Series B Stock converted into on the date of the Mandatory Conversion Event. Upon the occurrence of the Mandatory Conversion Event, the Exercise Price then in effect (the "Original Exercise Price") shall be adjusted to a number that is equal to the Original Exercise Price divided by the Conversion Factor. This Warrant may be exercised at any time on or before the "Expiration Date" which shall mean the date that is seven
(7) years after the date hereof. This Warrant is issued as of September __, 2001 (the "Issue Date") pursuant to that certain Series B Convertible Preferred Stock and Warrant Purchase Agreement dated as of September __, 2001. The shares of capital stock of the Company issuable upon exercise or exchange of this Warrant are sometimes hereinafter referred to as the "Warrant Shares," and, in connection therewith, all references herein to Warrant Shares shall mean Series B Stock until the occurrence of a Mandatory Conversion Event, and upon and at all times after, the occurrence of a Mandatory Conversion Event, shall mean Common Stock. As used herein, the term "Warrant Class" shall mean (i) prior to the occurrence of the Mandatory Conversion Event, the Series B Stock and (ii) after the occurrence of the Mandatory Conversion Event, the Common Stock.

     1. EXERCISE OF WARRANT.

     1.1. PROCEDURE. The Holder or any person or entity to whom the Holder has assigned its rights under this Warrant (collectively referred to as the "Warrantholder") may exercise this Warrant, at any time or from time to time, prior to the Expiration Date, on any business day, by surrendering the Warrant, accompanied by a written notice in the form attached hereto (the "Exercise Notice"), to the Company at the address designated in Section 8.4 hereof, exercising this Warrant and specifying the total number of Warrant Shares the Warrantholder will purchase pursuant to such exercise. This Warrant may be exercised in whole or in part as to any or all of the Warrant Shares. A certificate or certificates for the Warrant Shares purchased upon exercise of this Warrant and, in the event of a partial exercise of this Warrant, a new Warrant of like tenor representing the balance of Warrant Shares purchasable hereunder, shall be delivered by the Company to the Warrantholder not later than ten days after payment is made for the Warrant Shares purchased upon such partial exercise. No fractions of a share of capital stock will be issued upon the exercise of this Warrant, but if a fractional share would be issuable upon exercise, the Company will pay in cash the fair market value thereof as determined under Section 1.2 below.

     1.2. NET EXERCISE FORMULA. The Warrantholder may exercise this Warrant either (i) by paying to the Company, by cash or check, an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased, or (ii) by electing to receive Warrant Shares equal to the value (as determined below) of this Warrant by surrender of this Warrant together with notice of such election, in which event the Company shall issue to the Warrantholder a number of Warrant Shares computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

Where: X = the number of Warrant Shares to be issued to the Warrantholder.

          Y = the number of Warrant Shares under this Warrant (or such lesser number of Warrant Shares as the Warrantholder elects to purchase, in the case of a partial exercise).

          A = the fair market value of one Warrant Share.

          B = the Exercise Price.

     As used herein, the fair market value of one Warrant Share shall mean:

     (i) After the Mandatory Conversion Event (A) (1) if the Common Stock of the Company is not then traded on a national securities exchange, the average of the closing prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (2) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the twenty (20) trading days immediately preceding the determination date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day;

               (B) in all other circumstances, the fair market value per share of Common Stock as determined by the Company's Board of Directors in good faith after taking into consideration all factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length; provided that in the event the Warrantholder disagrees with the fair market value determined by the Board of Directors, the Company and the Warrantholder shall use their best efforts to agree upon the selection of an independent appraiser, who will have 30 days in which to determine the fair market value of the Common Stock, and whose determination will be final and binding on all parties concerned with all costs of such determination to be borne by the Company;

     (ii) Prior to the Mandatory Occurrence Event, the fair market value per share of Series B Stock as determined by the Company's Board of Directors in good faith after taking into consideration all factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length and the privileges and preferences of the Series B Stock, provided that in the event the Warrantholder disagrees with the fair market value determined by the Board of Directors, the Company and the Warrantholder disagrees with the fair market value determined by the Board of Directors, the Company and the Warrantholder shall use their best efforts to agree upon the selection of an independent appraiser, who will have 30 days in which to determine the fair market value of the Series B Stock, and whose determination will be final and binding on all parties concerned with all costs of such determination to be borne by the Company.

     1.3. AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, and if the fair market value (as determined in accordance with Section 1.2 above) of one Warrant Share is greater than the Exercise Price, as adjusted, this Warrant shall be deemed automatically exercised in accordance with Section 1.2 hereof (even if not surrendered) immediately prior to the close of business on the Expiration Date or if such date is not a business day in Boston, on the business day next preceding the Expiration Date. For purposes of such automatic exercise, the fair market value of one Warrant Share shall be the fair market value determined pursuant to Section 1.2 above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1.3, the Company agrees to notify Warrantholder within a reasonable period of time of the number of shares of the Company's capital stock, if any, the Warrantholder is to receive by reason of such automatic exercise. The Company shall not be required to deliver any share certificates evidencing any shares of capital stock issuable upon such automatic exercise unless and until the Company has received the original of this Warrant or a Lost Warrant Certificate (as defined below).

     1.4. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen mutilated or destroyed, the Company may require the Warrantholder to provide a certificate ("Lost Warrant Certificate"), which may contain terms as to indemnity or otherwise as it may require in its reasonable discretion (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a replacement Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     2. RECORD HOLDER. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 1.1 above and the person entitled to receive the Warrant Shares issuable upon such exercise or conversion shall be treated for all purposes as the holder of such Warrant Shares of record as of the close of business on such date. In the event of an automatic exercise pursuant to Section
1.3 above, the person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of such Warrant Shares of record as of the close of business on the Expiration Date.

     3. PAYMENT OF TAXES. The Company shall pay all taxes and other governmental charges (other than income taxes) that may be imposed in respect of the issue of delivery of the Warrant Shares or any portion thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for the Warrant Shares or any portion thereof in any name other than that of the registered holder of this Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

     4. TRANSFER AND EXCHANGE.

     4.1. TRANSFER. Subject to the terms hereof, including, without limitation, Sections 5.1 and 5.3, this Warrant and all rights thereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its office designated in Section 8.4 hereof by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Warrant property endorsed. Upon any partial exercise or transfer, the Company will issue and deliver to such holder a new warrant or warrants with respect to the Warrant Shares not so exercised, converted or transferred. Each taker and holder of the Warrant, by taking or holding the same, consents and agrees that this Warrant when endorsed in blank shall be deemed negotiable, and that when this Warrant shall have been so endorsed, the holder may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of such Warrant for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder of this Warrant as the owner for all purposes. The term "Warrant" as used herein shall include this Warrant and, any warrants delivered in substitution or exchange therefor as provided herein.

     4.2. EXCHANGE. The Warrant is exchangeable for a warrant or warrants for the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the holder shall designate at the time of such exchange. The Warrant may be subdivided, at the Warrantholder's option, into several warrants to purchase the Warrant Shares (collectively, also referred to as the "Warrant"). Such subdivision may be accomplished in accordance with the provisions of this Section 4.

     5. TRANSFER OF SECURITIES

     5.1. RESTRICTIONS ON TRANSFER. Neither this Warrant nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 5.1, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") in respect to the transfer of this Warrant and the Warrant Shares.

          5.1.1. Unless and until otherwise permitted by this Section 5.1, this Warrant and each certificate or other document evidencing any of the Warrant Shares shall be endorsed with the legends substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER OR (C) SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the Warrantholder, (x) upon any sale pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDERS' VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, DATED AS OF SEPTEMBER __, 2001 AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE STOCKHOLDERS OF THIS COMPANY AND THIS COMPANY (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS COMPANY.

          5.1.2. Neither this Warrant nor the Warrant Shares shall be transferred and the Company shall not be required to register any such transfer, unless and until one of the following events shall have occurred:

     (a) (i) the Warrant or the Warrant Shares, as the case may be, first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Warrantholder to an affiliate (as such term is defined in the Securities Act) of such Warrantholder, (ii) a transfer by a Warrantholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Warrantholder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5 to the same extent as if it were the original Warrantholder hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act.

     (c) For purposes of this Section 5, "Warrant Shares" shall mean the Warrant Shares and any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

     5.2. COOPERATION. The Company shall cooperate in supplying such information as may be reasonably requested by the Warrantholder to complete and file any information reporting forms presently or subsequently required by the Commission as a condition to the availability of an exemption, presently existing or subsequently adopted, from the Securities Act for the sale of this Warrant or Warrant Shares.

     5.3. PERMITTED TRANSFERS. The Warrantholder may, subject to all applicable laws and rules, transfer this Warrant and any Warrant Shares purchased hereunder.

     6. ADJUSTMENTS TO EXERCISE PRICE AND WARRANT SHARES. The Exercise Price in effect from time to time and the number of Warrant Shares shall be subject to adjustment in certain cases as set forth in this Section 6.

     6.1. SUBDIVISION OR COMBINATION. In the event the outstanding shares of the Warrant Class shall be subdivided into a greater number of shares of such class, the Exercise Price for the Warrant Shares shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced and the number of Warrant Shares proportionately increased, and conversely, in case the outstanding shares of the Warrant Class shall be combined into a small number of shares of such class, the Exercise Price shall simultaneously with the effectiveness of such combination, be proportionately increased and the number of Warrant Shares proportionately reduced. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     6.2 DIVIDENDS AND DISTRIBUTIONS.

          6.2.1. In the event the Company at any time, or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of shares of the Warrant Class entitled to receive, a dividend or other distribution payable in additional shares of shares of the Warrant Class, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

     (1) the numerator of which shall be the total number of shares of the Warrant Class issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

     (2) the denominator of which shall be the total number of shares of the Warrant Class issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of the Warrant Class issuable in payment of such dividend or distribution;

     provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          6.2.2. In the event the Company at any time or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of shares of the Warrant Class entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of the Warrant Class) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise hereof, in addition to the number of shares of the Warrant Class issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Warrantholder would have been entitled to receive had this Warrant been exercised into shares of the Warrant Class on the date of such event and had the Warrantholder thereafter, during the period from the date of such event to and including the date of exercise, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the Warrantholder.

     6.3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

          6.3.1. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of the Warrant) after the date on which this Warrant is first issued (the "Issuance Date"), or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Warrantholder, upon exercise of this Warrant as provided in Section 1 hereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Warrantholder would have been entitled upon such consummation if the Warrantholder had exercised or converted this Warrant immediately prior thereto; in each such case, the terms of this Warrant, including the exercise provisions of Section 1, shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          6.3.2. The Company shall not effect any consolidation, merger or conveyance of all or substantially all of its assets unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation into or for the securities of which the previously outstanding stock of the Company shall be changed in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument, in form and substance reasonably satisfactory to the Warrantholder, executed and delivered in accordance with Section 10.4 hereof, the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder is entitled to purchase.

          6.3.3. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the voting power of the outstanding shares of stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Warrantholder shall have been given a reasonable opportunity to then elect to receive either the stock, securities or assets then issuable upon the exercise of this Warrant or, if different, the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer, computed as though the Warrantholder hereof had been at the time of such offer, a holder of the stock, securities or assets then purchasable upon the exercise or conversion of the Warrant. As used in this paragraph 6.3.3., the term "Person" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, nothing set forth in this Section 6.3.3 shall limit the Warrantholder's rights pursuant to
Section 6.3.1 in the event the Warrantholder does not make an election pursuant to this Section 6.3.3.

     6.4. ADJUSTMENTS TO EXERCISE PRICE FOR CERTAIN DILUTING ISSUANCES OCCURRING AFTER A MANDATORY CONVERSION EVENT.

          6.4.1. Special Definitions. The following definitions shall apply:

               (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (B) "Mandatory Conversion Date" shall mean the date on which the Mandatory Conversion Event occurs.

               (C) "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or pursuant to Section 6.4.3 deemed to be issued) by the Company after the Mandatory Conversion Date, other than:

                    (I) shares of Common Stock issued or issuable upon
               conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Mandatory Conversion Date;

                    (II) shares of Common Stock issued or issuable as a dividend or distribution on Common Stock;

                    (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 6.1 or 6.2 above; and

                    (IV) shares of Common Stock (or Options with respect
               thereto), issued or issuable for compensatory purposes to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company ("Employee Options").

          6.4.2. No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection
6.4.5 for such Additional Share of Common Stock issued or deemed to be issued by the Company is equal to or greater than the Exercise Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Company receives written notice from the holders of Purchaser Warrants (as defined in Section 8.7) representing at least 66.67% of the number of shares of Common Stock then subject to outstanding Purchaser Warrants agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

          6.4.3. Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Mandatory Conversion Date shall issue any Options (excluding Employee Options) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 6.4.5 hereof) of such Additional Shares of Common Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Exercise Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Exercise Price;

               (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change but no further adjustments shall be made for the actual issuance of Common Stock upon exercise of any such Option or Convertible Security; and

               (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event that, after the Mandatory Conversion Date, the price at which Options or Convertible Securities may be exercised or converted is decreased, or the number of shares into which Options or Convertible Securities may be exercised or converted is increased, (whether such Options or Convertible Securities were outstanding on the Mandatory Conversion Date or were issued after the Mandatory Conversion Date), then such Options or Convertible Securities, as so modified, shall be deemed to have been issued after the Mandatory Conversion Date and the provisions of this Subsection 6.4.3 shall apply.

          6.4.4. Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Mandatory Conversion Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 6.4.3, without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, provided that, (i) for the purpose of this Subsection 6.4.4, all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          6.4.5 Determination of Consideration. For purposes of this Subsection 6.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the
               aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 6.4, relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     6.5. NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the Exercise Price, the Company shall promptly notify the Warrantholder of such event, of the calculation by which such adjustment is to be made and of the resulting Exercise Price.

     6.6. DUTY TO MAKE FAIR ADJUSTMENTS IN CERTAIN CASES. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this
Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase and exercise rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     7. RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock a sufficient number of (i) prior to the occurrence of the Mandatory Conversion Event, (a) shares of its Series B Stock to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of the Series B Stock issuable upon exercise of this Warrant, and
(ii) after the occurrence of the Mandatory Conversion Event, shares of its Common Stock to provide for the exercise of rights represented by this Warrant, in each case as such number may change from time to time. Also, the Company shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue the Warrant Shares upon the exercise or conversion of this Warrant.

     8. MISCELLANEOUS.

     8.1. ENTIRE AGREEMENT. This Warrant constitutes the full and entire understanding and agreements between the parties hereto with respect to the subjects hereof and thereof.

     8.2. SUCCESSORS AND ASSIGNS. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, except as expressly provided otherwise herein.

     8.3. GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

     8.4. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Warrantholder, at ________________________, or at such other address as shall have furnished to the Company in writing, (b) if to the Company, a copy should be sent to 625 Putnam Street, Cambridge, MA 02139, Attention: President, or at such other address as the Company shall have furnished in writing to the Warrantholder, with a copy to Mintz, Levin Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, MA 02111, Attention: Jonathan L. Kravetz, or (c) if to any other Warrantholder, at such address as such holder shall have furnished to the Company in writing, or, until such Warrantholder so furnishes an address to the Company, then to and at the address of the last holder of such Warrant who so furnished an address to the Company.

     8.5. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Warrant, or any waiver on the part of any holder of any provisions or conditions of this Warrant must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.6. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Warrant, except as expressly provided otherwise herein or therein.

     8.7. WAIVERS AND AMENDMENTS. This Warrant is one of a series of Warrants issued by the Company pursuant to the terms of that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of the Issuance Date (the "Series B Purchase Agreement"), to the Purchasers (as defined in the Series B Purchase Agreement), all of which are of like tenor, except as to the number of Warrant Shares of Common Stock subject thereto (collectively, the "Purchaser Warrants"). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Purchaser Warrants representing at least 66.67% of the number of Warrant Shares then subject to outstanding Purchaser Warrants; provided that any such amendment or waiver must apply to all Purchaser Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an amendment to or waiver under any of the provisions of Section 6 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). The Company promptly shall give written notice thereof to the record holders of the Warrants and the Warrant Shares. This Warrant or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this
Section 8.7.

     8.8. SEVERABILITY. If one or more provisions of this Warrant are held to be invalid, illegal or unenforceable under applicable law, such provision shall be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties and if such modification is not possible, such provision shall be severed from this Warrant as if such provision were not included. in either case, and the balance of this Warrant shall not in any way be affected or impaired thereby and shall be enforceable in accordance with its terms.

     8.9. REGISTERED HOLDER. The Company may deem and treat the registered Warrantholder(s) hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, of any distribution to the Warrantholder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Other than as set forth herein, this Warrant does not entitle any Warrantholder hereof to any rights of a stockholder of the Company.

     8.10. TITLES AND SUBTITLES. The titles of the sections and subsections of this Warrant are for convenience and are not to be considered in construing this Warrant.

     IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer and issued as of the date set forth below.

Dated: September ___, 2001

                                        ALTUS BIOLOGICS INC.


                                        By:
                                            ------------------------------------
                                            Peter Lanciano
                                            President

                               NOTICE OF EXERCISE

                 (To be Executed by the Registered Warrantholder
                        in order to Exercise the Warrant)

     The undersigned hereby irrevocably elects to exercise the right to purchase ______________________________ ( _____________ ) Warrant Shares, covered by
Warrant No. W-___, according to the conditions thereof and herewith makes payment of the Exercise Price of such Warrant Shares in full.

     I. Such payment is hereby tendered in the form of $____________________ by wire transfer or certified or bank check.

     II. The undersigned elects to receive the net value of the Warrant Shares pursuant to Section 1.2 of the Warrant.

                                        Printed Name of Warrantholder:

                                        ----------------------------------------

                                        Signature:


                                        ----------------------------------------

                                        Title (if signing on
                                        behalf of a Warrantholder):

                                        ----------------------------------------

                                        Date:

                                        ----------------------------------------

                                        Address:

                                        ----------------------------------------

                               FORM OF ASSIGNMENT

     For Value Received, the undersigned registered owner of this Warrant issued by Altus Biologics Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant No. W-_______________________________, with respect to the number of Warrant Shares set forth below:

Name of Assignee           Address           Number of Warrant Shares
----------------   -----------------------   ------------------------


and does hereby irrevocably constitute and appoint ____________________________ attorney to make such transfer on the books of Altus Biologics Inc., maintained for such purpose, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
                                        Signature of registered owner

Witness:
         ----------------------------

                           SCHEDULE OF WARRANT HOLDERS

Nomura International plc
U.S. Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
USVP Entrepreneur Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.
P/S BI Biomedicinsk Venture III
SG Cowen Ventures I, L.P.
Clariden Bank
Paul J. Leach
ML Investments LLC
CMEA Ventures Life Sciences 2000, L.P.
CMEA Ventures Life Sciences 2000, Civil Law Partnership
China Development Industrial Bank Incorporated
Palladin Opportunity Fund LLC
CDIB Biotech USA Investment, Company
USVP Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
U.S. Venture Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.
Boatung Venture Capital Corporation
Wantung Venture Capital Corporation
Chung-Shan Venture Capital Corporation
Chung-Shan II Venture Capital Corporation